Ameren Corporation


                                                                  EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated February 2, 2000, which appears on page 14 of Ameren Corporation's 1999 Annual Report to Stockholders which is incorporated by reference in Ameren Corporation's Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the incorporation by reference of our report dated February 2, 2000 relating to the Financial Statement Schedule which appears in such Annual Report on Form 10-K. We also consent to the reference to us under the heading "Experts" in such Prospectus.



/s/PricewaterhouseCoopers LLP
-----------------------------
PricewaterhouseCoopers LLP
St. Louis, Missouri
June 14, 2000



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